When Recorded, Return To:
MURPHY MAHON KEFFLER & FARRIER, L.L.P.
500 Main Street, Suite 1200
Fort Worth, Texas 76102
Attn: J. Patrick Murphy

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, AND FINANCING STATEMENT

FROM

CHARLES HILL DRILLING, INC.
(a/k/a Charles L. Hill Drilling, Inc.)
a Nevada corporation
(GRANTOR)

TO

J. PATRICK MURPHY, Trustee
for the benefit of

HD SPECIAL-SITUATIONS, LP
(LENDER)

May 20, 2008

For purposes of filing this Deed of Trust as a financing statement, the mailing address of Grantor is 2930 Chesire Way, Grand Prairie Texas 75052; the mailing address of Lender is 425 California Street, Suite 1200, San Francisco, California 94104

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ATTENTION OF RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Grantor which are described in Exhibit "A" hereto.

STATE OF TEXAS §
§
COUNTIES OF EASTLAND §
AND STEPHENS §

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT

GRANT

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, **CHARLES HILL DRILLING, INC. (a/k/a Charles L. Hill Drilling, Inc.)**, a Nevada corporation ("Grantor"), whose address is2930 Chesire Way, Grand Prairie, Texas 75052, in consideration of the debt and trust hereinafter mentioned, does hereby **GRANT, BARGAIN, SELL, TRANSFER, ASSIGN** and **CONVEY** unto **J. PATRICK MURPHY**, whose address is 500 Main Street, Suite 1200, Fort Worth, Texas 76102, his successors or assigns, as Trustee (hereinafter called "Trustee"), for the use and benefit of **HD SPECIAL-SITUATIONS, LP**, whose address is 425 California Street, Suite 1200, San Francisco, California, 94104 ("Lender"), the following described property:

(a) Oil and Gas Leases. All of Grantor's right, title and interest (including, without limitation, working interests, revenue interests, net profits interests, overriding royalty interests and operating rights), now owned or hereafter acquired, in and to all of (i) the oil, gas and mineral lease(s) described or referred to on Exhibit "A" attached hereto and made a part hereof for all purposes, and any instrument executed in amendment, correction, modification, confirmation, renewal or extension of any of such leases; (ii) the oil, gas and other minerals in and under the lands and/or leases described or referred to on Exhibit "A", and all oil, gas and other mineral interests and estates in and under such lands and leases including, but not limited to, royalties, overriding royalties, net profits interests and production payments; (iii) any and all oil, gas and other mineral leases or units covering, in whole or in part, the lands described or referred to on Exhibit "A", including, without limitation, the units, unit agreements, unit designations or unit declarations described or referred to on Exhibit "A" attached hereto; and (iv) all oil, gas and mineral leases in which Grantor now has or hereafter acquires an interest due to the pooling or unitization of the lands and/or oil, gas and mineral leases described or referred to on Exhibit "A" or portions of such lands or leases; (all of the above-described oil, gas and mineral leases, interests and estates, including without limitation any unitized leases, are hereinafter collectively called the "Leases");

(b) Wells. All of Grantor's right, title and interest, now owned or hereafter acquired, in and to all oil wells, gas wells and other wells now or hereafter located upon the land covered by the Leases, whether or not such wells are specifically described or referred to on Exhibit "A" (the "Wells");

(c) Contract Rights. All of Grantor's right, title and interest, now owned or hereafter acquired, in and to all contracts, operating agreements, salt water disposal agreements, water rights agreements, mineral purchase agreements, rights of way, easements, surface leases, permits, licenses, pooling or unitization agreements, pooling designations and pooling orders and all other contracts or agreements pertaining to or affecting the Leases or which were executed in connection with the drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals from the Leases or from any properties unitized or pooled therewith (the "Contract Rights");

(d) Extracted Hydrocarbons. All of Grantor's right, title and interest, now owned or hereafter acquired, in and to all extracted and as extracted oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom, and all other minerals (hereinafter referred to collectively as "Hydrocarbons") in and under, and that may be produced, extracted and saved from, or allocated to, the Leases and the lands covered thereby;

(e) Equipment. All of Grantor's right, title and interest, now owned or hereafter acquired, in and to all equipment, tanks, derricks, fixtures, houses, pumps, pumpjacks, casings, tubing, rods, cable lines, pipelines, flow lines, separators, buildings, machinery, tools, pipe and all other equipment, appurtenances, apparatus, appliances, and property of every kind and character, movable or immovable, now or at any time hereafter located on said lands described or referred to above, or which may now or hereafter be used or obtained in connection therewith (the "Equipment");

(f) Accounts, General Intangibles, Payment Intangibles Books, Records. All of Grantor's right, title and interest, now owned or hereafter acquired, in any and all (i) accounts, payment intangibles and general intangibles arising in connection with the sale or other disposition of the property described in (a) through (e) above, (ii) contract rights and general intangibles arising from or in connection with the Leases and/or the lands described or Exhibit "A", and (iii) books, records, files, computer software, documents and other information pertaining to the Leases and/or the lands described or referred to on Exhibit "A" (the "Personal Property"); and

(g) Products, Proceeds. All of the products and proceeds of the property described in (a) through (f) above whether presently existing or hereafter created or arising.

The Grantor's interests in the Leases, Wells, Contract Rights, Hydrocarbons, Fixtures and Personal Property and other properties described in (a) through (g) above (to the extent of Grantor's Interest therein as set forth on Exhibit "A" hereto) are all hereinafter sometimes collectively referred to as the "Mortgaged Properties".

TO HAVE AND TO HOLD the Mortgaged Properties, together with all of the rights, hereditaments and appurtenances in anyway appertaining or belonging thereto, unto the Trustee, his successors, assigns or substitutes in trust forever, subject to the uses and purposes hereinafter set forth.

ARTICLE I
SECURED INDEBTEDNESS

Section 1.1. This Deed of Trust is given to secure the payment of the following indebtedness, to-wit:

(a) Any and all indebtedness and obligations of Knight Energy Corp. ("Borrower") arising pursuant to the terms of that certain Note Purchase Agreement dated the date hereof by and between. Borrower and Lender, as same may be amended from time to time hereafter (as amended, the "Agreement"), and the other loan documents delivered in connection therewith including that certain Subsidiary Guaranty of even date herewith from Grantor in favor of Lender, and including legal expenses and other expenses incurred in preparation, execution and/or enforcement of and any of the other loan documents;

(b) Any and all indebtedness and obligations of Borrower to Lender arising pursuant to the terms of two (2) 15% Senior Secured Promissory Notes executed by Borrower and delivered to Lender pursuant to the terms of the Agreement in the aggregate principal amount of $1,500,000.00, bearing interest as provided therein and having a final maturity of not later than May 20, 2010, together with any renewals, extensions or modifications thereof (the "Notes");

(c) Any and all indebtedness and obligations of Borrower or Grantor to Lender arising pursuant to the terms of this Deed of Trust; and

(d) Any and all other promissory notes given by Borrower or Grantor as maker to Lender as payee, evidencing indebtedness of any Borrower to Lender provided, however, that nothing contained herein shall be construed to obligate Lender to make any additional loans to Borrower;

(e) All other and additional debts, obligations and liabilities of every kind and character of Borrower or Grantor now or hereafter existing in favor of Lender, regardless of whether such debts, obligations and liabilities be direct or indirect, primary or secondary, joint, several, or joint and severally, fixed or contingent, and regardless of whether such present or future debts, obligations and liabilities may, prior to their acquisition by Lender, be or have been payable to, or be or have been in favor of, some other person or have been acquired by Lender in a transaction with one other than any Borrower or Grantor, together with any and all renewals and extension of such debts, obligations and liabilities, or any part thereof. It is presently contemplated by Borrower, Grantor and Lender that Lender may, but shall not be required to extend additional credit to such Borrower or Grantor and any such indebtedness shall be deemed to be secured hereby; and

(f) Any and all renewals and extensions of the indebtedness and obligations described in (a) through (e) above.

The words "Secured Indebtedness", as used herein, shall mean all the indebtedness, obligations and liabilities described or referred to above in sub-paragraphs (a) through (f), inclusive, of this Section 1.1 or any part thereof.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1. Grantor represents, warrants and covenants to Lender that:

(a) This Deed of Trust is the legal and binding obligation of Grantor, enforceable in accordance with its terms, except as limited by (i) Bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and (ii) the availability of equitable remedies such as specific performance;

(b) No event has occurred and is continuing which constitutes an Event of Default (hereinafter defined) or would, with the lapse of time or the giving of notice or both, constitute an Event of Default;

(c) There is no fact known to Grantor that Grantor has not disclosed to Lender in writing which could materially adversely affect the properties, business, prospects or condition (financial or otherwise) of Grantor;

(d) The Leases are in full force and effect; and Grantor's interests in the Leases are valid and subsisting and are superior and paramount to all other oil and gas leases which may cover or purport to cover all or part of the land described in the Leases;

(e) Grantor owns the "working interest" in each of the properties described on Exhibit "A" as specified in the description of such property on Exhibit "A" under the heading "Working Interest" for such property, with the term "working interest", as used herein, meaning the right to explore for, drill and produce oil, gas or other minerals, whether such right is created by lease or otherwise, and being equivalent to the proportionate part of the cost of exploration, development and marketing of oil, gas and other minerals borne by Grantor with respect to each respective property;

(f) Grantor owns the "net revenue interest" in each of the properties described on Exhibit "A" as specified in the description of the properties on Exhibit "A" under the heading "Net Revenue Interest" for such property, with the term "net revenue interest", as used herein, meaning the proportionate share of the production of oil, gas or other minerals to which Grantor is entitled after deduction of all royalties, overriding royalties and other interests payable from or measured by production;

(g) Each of the producing wells located on the Mortgaged Properties is actually producing oil and/or gas in paying quantities, is not shut-in and is suitably equipped, in accordance with reasonable industry standards, to continue such production. No event known to Grantor has occurred which would adversely affect the anticipated future production of any such wells which has not been previously disclosed to Lender in writing;

(h) All reports, petitions and other matters required to be filed with any governmental agency and certificates and notices required to be served on private parties have been filed or served as required, and all necessary permits, licenses, and other regulatory approvals have been obtained, to conduct all operations which have been or are being conducted on the Mortgaged Properties and to collect any prices which have been or are being collected for production marketed therefrom;

(i) No party has any right of reversion, back-in interest, or other right which will terminate or reduce the interest of Grantor warranted in any of the Leases or other Mortgaged Properties so long as Hydrocarbons are produced in paying quantities from the wells presently located on the Mortgaged Properties;

(j) Grantor has good and marketable title to the Mortgaged Properties and to its interest in the personal property and fixtures on the Mortgaged Properties and has good and legal right to mortgage the Mortgaged Properties and such personal property and fixtures to Lender;

(k) Except as otherwise disclosed in writing to Lender by Grantor on this date, all proceeds from the sale of production attributable to the interest of Grantor in each of the Mortgaged Properties are currently being paid in full directly to Grantor, and no portion of such proceeds is currently being held in suspense by any purchaser thereof;

(l) No contract for the sale of gas produced from any of the Mortgaged Properties contains any obligation to deliver in the future to the purchaser thereunder gas previously paid or under any "take-or-pay" provision and there has not been delivered under any such gas purchase contract during any applicable "balance period" more gas than the purchaser thereunder was obligated to purchase;

(m) No gas balancing agreement or similar agreement covering any of the Mortgaged Properties contains any provision that will prevent Grantor at any time in the future from marketing the production attributable to the its interest and retaining the proceeds therefrom;

(n) All lease and material well equipment necessary to the operation of the Mortgaged Properties is in satisfactory condition and repair and is fit for the purpose of conducting such operations;

(o) The Mortgaged Properties are free and clear of all claims, liens and encumbrances, except the liens granted hereby;

(p) All payments due to mechanics, materialmen or other contractors for equipment, services or labor provided in connection with or regarding the Mortgaged Properties have been paid;

(q) All taxes, assessments and other charges levied against the Mortgaged Properties or the production of oil, gas and other minerals therefrom have been paid in full;

(r) All covenants, express or implied, binding upon Grantor with respect to the Leases or otherwise relating to the validity of the Leases or their operation have been performed in all material respects;

(s) To Grantor's knowledge, all rentals, royalties and other amounts due and payable under the Leases have been duly paid and all obligations to be performed by Grantor under the Leases have been duly performed;

(t) Grantor and the Mortgaged Properties are in compliance with all applicable federal, state and local laws, regulations and ordinances, including, without limitation, (i) the Natural Gas Policy Act, as amended, (ii) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (iii) any and all equivalent environmental statutes of any state in which any portion of the Mortgaged Properties is situated, as they may be cited, referenced and amended from time to time; (iv) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (v) any other equivalent federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCB's), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Superfund Amendments and Reauthorization Act, as amended; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; or any other law, statute, ordinance, rule, regulation or order now or hereafter enacted or promulgated by any governmental authority with jurisdiction and relating to the protection of the environment ("Hazardous Substances," with all laws, regulations and statutes referred to in clauses (i) through (v) of this subsection being collectively, "Environmental Laws");

(u) The holder hereunder shall, to the extent of Grantor's interests therein, quietly enjoy and possess the Mortgaged Properties; and

(v) Grantor's principal offices and principal place of business is in Eastland, Texas.

Section 2.2. The foregoing warranties and representatives shall at all times be construed to be for the benefit of Lender, and they shall remain in full force and effect, notwithstanding the assignment hereof, or the partial release of the lien hereof, or any foreclosure thereof.

ARTICLE III
COVENANTS

Section 3.1. On behalf of Grantor and its successors and assigns, Grantor further covenants and hereby agrees as follows:

(a) That by agreement with the maker or makers of any instrument evidencing any indebtedness at any time secured hereby, Lender, without notice to or consent of any other party to this Deed of Trust, may from time to time extend the time of payment of the whole or any part of such indebtedness, or may accept from said maker or makers one or more new instruments in the same or different form, in renewal of or by way of substitution for any instrument of indebtedness, without in any manner impairing or affecting the liens of this Deed of Trust, or any of the Lender's rights hereunder;

(b) To operate or cause to be operated in a good and workmanlike manner in accordance with the usage of the field and in accordance with the state and federal laws, and to keep, or cause to be kept, in full force and effect, the Leases, insofar as they cover the properties mortgaged hereby, and to perform, or cause to be performed, each and all of the covenants, terms and conditions imposed upon Grantor or its predecessors in interest and expressly contained in such Leases (including without limitation the payment of all delay rentals and other amounts necessary to keep the Leases in full force and effect), or expressly contained in any assignments, under or through which such Leases or undivided interests therein are now held, and to perform or cause to be performed all implied covenants and obligations imposed upon Grantor or its predecessors in interest in connection with such Leases, insofar as such Leases cover the properties mortgaged hereby, and continuously to operate or cause to be operated in a good and workmanlike manner the wells now or hereafter drilled on the Mortgaged Properties;

(c) To comply with, or cause to be complied with, all applicable and valid laws, rules and regulations of the United States, the State of Texas or any other governmental body exercising jurisdiction, with respect to the operation and development of the Mortgaged Properties and the production and sale of oil, gas or other minerals therefrom;

(d) To carry, or cause to be carried, with responsible insurance companies, with respect to all activities with respect to which Grantor might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property, insurance against such risks and insurance in such amounts as Grantor deems prudent;

(e) To pay, or cause to be paid, all taxes, assessments, governmental charges, levies and all lawful claims which, if unpaid, might become a lien or charge upon the Mortgaged Properties; provided, Grantor shall not be in default if any such taxes, assessments, governmental charges, levies or claims are being contested in good faith;

(f) To maintain, preserve and keep, or cause to be maintained, preserved and kept, Grantor's interests in the Mortgaged Properties and all appurtenances thereto, including all buildings, improvements, machinery, equipment, pipelines, fixtures and other personal property of every kind and character, in respect of the Leases, in thorough repair, working order and condition, and from time to time make or cause to be made, all necessary and proper repairs, renewals, replacements and substitutions in order to properly maintain such property; provided, Grantor shall never be deemed obligated to rework, recomplete, redrill or otherwise maintain any well or production facility when, in Grantor's judgment, it would be imprudent or uneconomic to do so.

(g) To pay, or cause to be paid, promptly all bills for labor and material, relating to the Mortgaged Properties, and never to permit to be fixed thereon any lien, even though inferior to the lien hereof, for any such bills which may be legally due and payable, and never to permit to be created or to exist, relating to any part of the Mortgaged Properties, any other or additional lien;

(h) To pay promptly Grantor's share of all costs and expenses incurred under any joint operating agreement affecting the Mortgaged Properties, or any portion thereof, and to furnish Lender, as and when requested, full information as to the status of any joint account maintained with others under any such operating agreement, not to take any action to incur any liability or lien thereunder;

(i) To permit the holder hereunder, its agents and representatives, at their own risk, to go upon, examine, inspect and remain on the Mortgaged Properties, and to go upon the derrick floor of any well or wells at any time drilled or being drilled thereon, and to strap, gauge, measure and inspect any and all tanks at any time on the Mortgaged Properties or holding oil, gasoline or casinghead gasoline therefrom; and Grantor shall do all things necessary or proper to enable the Lender to exercise said rights whenever it so desires;

(j) Not to enter into, become bound by, or subject the Mortgaged Properties to, any contract or agreement which is burdensome on Grantor or materially adversely affects the operation of the Leases;

(k) To do all things necessary or proper to defend title to the Mortgaged Properties, but Lender shall have the right, at any time, to intervene in any suit affecting such title and to employ independent counsel in connection with any such suit to which it may be a party by intervention or otherwise; and upon demand Grantor agrees to pay to Lender all reasonable expenses paid or incurred by it in respect of any such suit affecting title to any such property or affecting Lender's lien or rights hereunder, including reasonable fees to Lender's attorneys, and Grantor will indemnify and hold Lender harmless from and against any and all costs and expenses, including, but not limited to, any and all cost, loss, damage or liability which Lender may suffer or incur by reason of the failure of the title to any material part of the Mortgaged Properties, or by reason of the failure or inability of Grantor, for any reason, to a material extent, to convey the rights, titles and interests which this Deed of Trust purports to mortgage or assign, and all amounts at any time so payable by Grantor hereunder shall be secured by the lien hereof and by the said assignment;

(l) At any time and from time to time, upon request by Lender and at Grantor's expense, forthwith to execute and deliver to Lender and to record, file or register, any and all additional instruments or further assurances as may be necessary or proper, in Lender's reasonable discretion, to effect the intent of these presents;

(m) To protect, warrant and defend title to the Mortgaged Properties unto Lender, it successors and assigns, at Grantor's expense against all persons whomsoever lawfully having or claiming an interest therein or a lien thereon;

(n) To cause to be paid all Secured Indebtedness in accordance with the terms thereof, or when the maturity thereof be accelerated in accordance with the terms thereof or hereof;

(o) To furnish to Lender, when requested by Lender, copies of all operating agreements relating to the Leases;

(p) Not to transfer, sell, assign, hypothecate, pledge or encumber any of the Mortgaged Properties except as permitted under the terms of the Agreement;

(q) Grantor will comply at all times with all requirements of law applicable to the Mortgaged Properties, including, without limitation, all Environmental Laws that are (a) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by the Mortgaged Properties or any other property of Grantor, (b) applicable to the use, generation, handling, storage, treatment, transport and disposal of any Hazardous Substances

now or hereafter located or present on or under any Mortgaged Properties or any other property of Grantor, or (c) required for the performance or conduct of the operations of Grantor, and Grantor shall cause all employees, agents, contractors, subcontractors and future lessees (pursuant to appropriate lease provisions) of Grantor, while such persons are acting within the scope of their relationship with Grantor, to so comply with all such requirements of law;

(r) Grantor will forthwith notify Lender in writing of any request from any governmental agency or other entity for information regarding releases of Hazardous Substances from, affecting or related to the Mortgaged Properties, any other property of Grantor in which Lender has a mortgage, security or other interest or any other property of Grantor and of any actual, proposed or threatened testing or other investigation by any governmental agency or other entity concerning the environmental condition of or related to such property, and will provide to Lender such information as Lender shall request concerning the generation, storage, disposal, transportation or other management, if any, of any Hazardous Substance;

(s) Grantor hereby indemnifies and holds Lender, its shareholders, officers, directors, employees, agents, attorneys-in-fact and affiliates and the Trustee harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection with any of the foregoing, including, without limitation, attorneys' fees and expenses ("Claims"), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under or from the Mortgaged Properties or any other property of Grantor whether prior to or during the term hereof, (b) any activity by Grantor (or any predecessor in title) or any employee, agent, contractor or subcontractor of Grantor or Grantor's predecessors in title or other persons or entities at any time occupying or present on any Mortgaged Properties or any other property of Grantor in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of any Hazardous Substance at any time located or present on or under any Mortgaged Properties or any other property of Grantor, whether such activity is carried on prior to or during the term hereof, or (c) any residual contamination on or under the Mortgaged Properties or affecting any natural resources in, on or under the Mortgaged Properties, or any contamination of any other property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Substance by Grantor or any employee, agent, contractor or subcontractor of Grantor, irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances, including, without limitation, any of the foregoing arising, in whole or in part, from negligence on the part of Lender or any of its shareholders, officers, directors, employees, agents, attorneys-in-fact or affiliates or the Trustee (the foregoing indemnity being the ("Hazardous Substances Indemnity"); and

(t) The Hazardous Substances Indemnity shall survive repayment of the Secured Indebtedness, provided that the claims and other actions of any kind against Lender which give rise to the Hazardous Substances Indemnity are not barred by the applicable statute of limitations at the time such claims or actions are instituted.

Section 3.2. Any and all covenants contained in this instrument may from time to time, by instrument in writing signed by Lender and delivered to Grantor, be waived to such extent and in such manner as Lender may consider appropriate; but no such waiver shall at any time affect or impair the holder's rights or liens hereunder, except to the extent so specifically stated in such written instrument.

ARTICLE IV
DEFAULTS AND REMEDIES

Section 4.1. The term "Event of Default", as used herein, shall mean the occurrence of any one or more of the following events:

(a) Any default or event of default specified in any Note or the Agreement; or

(b) The failure or refusal of Grantor or Borrower punctually and properly to observe, keep and perform any covenant, agreement or undertaking contained in this instrument or the failure or refusal of Grantor or Borrower punctually and properly, to observe, keep and perform any covenant, agreement or undertaking contained in any other mortgage, deed of trust, collateral pledge agreement, assignment, or contract of any kind, securing or assuring the payment of the Secured Indebtedness; or

(c) Any representation made by Grantor herein proves untrue in any material respect.

Section 4.2. Upon the occurrence of an Event of Default:

(a) Lender may declare the entire balance of principal of the Secured Indebtedness or any portion thereof, along with all accrued interest thereon, immediately due and payable, whereupon the same shall forthwith become due and payable, without presentment, demand, protest, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Grantor hereby expressly waives, anything contained herein notwithstanding; and

(b) Lender may, at its election, proceed by suit or suits, at law or in equity, to enforce the payment of the Secured Indebtedness, and of the notes evidencing it. On or at any time after the filing of judicial proceedings to protect or enforce the rights of Lender, Lender, as a matter of right and without regard to the sufficiency of the security, and without any showing of insolvency, fraud or mismanagement on the part of Grantor, shall be entitled to the appointment of a receiver or receivers of all or any portion of the Mortgaged Properties, and of the income, rents, issues and profits thereof and Grantor does hereby consent to the appointment of such receiver or receivers and agrees not to oppose any application therefor; and

(c) Lender may, at its option, in addition to any and every other remedy, request the Trustee to proceed with foreclosure, and in such event, Trustee is hereby authorized and empowered, and it shall be his special duty, upon such request of the holder, to sell any portion of the Mortgaged Properties which is real property located in the State of Texas, as a whole or in lots or parcels, as Trustee may deem proper, to the highest bidder or bidders, for cash, at the courthouse door of the county in the State of Texas wherein the Mortgaged Properties, then subject to the lien hereof, are situated, provided that if any of such Mortgaged Properties be situated in more than one county, such sale shall be made in any county in the State of Texas wherein any part of such Mortgaged Properties subject to the lien hereof is situated. Any such sale shall be made at public outcry, between the hours of ten o'clock a.m. and four o'clock p.m., on the first Tuesday in any month after advertising the time, place and terms of the sale of the Mortgaged Properties then subject to the lien hereof for at least twenty-one (21) days preceding

the date of sale by posting written or printed notice thereof at the courthouse door of the county where said Mortgaged Properties are situated (provided that where any of said Mortgaged Properties are situated in more than one county the notice to be posted as herein provided shall be posted at the courthouse door of each of such counties where said Mortgaged Properties are situated, and the notices so posted shall designate the county where the Mortgaged Properties will be sold), which notice may be posted by the Trustee, or by any person acting for him, and the holder has, at least twenty-one (21) days preceding the date of sale, served written or printed notice of the proposed sale by certified mail on each debtor obligated to pay the indebtedness secured by this Deed of Trust according to the records of the holder, by the deposit of such notice, enclosed in a post-paid wrapper, properly addressed to such debtor at debtor's most recent address as shown by the records of the holder, in a post office or official depository under the care and custody of the United States Postal Service, and after such sale to make to the purchaser or purchasers thereunder good and sufficient deeds and assignments, in the name of Grantor, conveying said property so sold to the purchaser or purchasers with general warranty of title by Grantor. The sale of any part of the Mortgaged Properties shall not exhaust the power of sale, but sales may be made from time to time until all property is sold or the Secured Indebtedness is paid in full. If any applicable law should prescribe additional requirements or procedures regarding the foreclosure sale by the Trustee, the Trustee shall comply with such laws; and

(d) Lender may, at its option cause to be made whatever abstracts of title and/or title opinions that are deemed necessary by Lender or its attorneys. The costs of said abstracts and/or title opinions shall be added to the Secured Indebtedness.

Section 4.3. With respect to any portion of the Mortgaged Properties which is personal property subject to a security interest herein granted under the provisions of the Uniform Commercial Code, the Trustee may sell such property in the manner above provided for real property, either together with or separately from any real property so sold, or the Trustee or the Lender may proceed in any other manner authorized by the Uniform Commercial Code or other applicable law. In no event shall it be necessary to have present or to exhibit at any such sale any of the personal property subject to the lien hereof. All rights herein granted are cumulative, and the exercise of the power of sale with respect to any portion of the Mortgaged Properties at one time and place shall not preclude the exercise of such power with respect to other of the Mortgaged Properties in any manner and at any time or place authorized hereby.

Section 4.4. Trustee is authorized to receive the proceeds of said sale or sales made pursuant to Sections 4.2 and 4.3 and apply the same as follows: First, to the payment of all necessary costs and expenses incident to the execution of said trust, including but not limited to a reasonable fee to Trustee, not to exceed five percent (5%) to be estimated upon the amount realized at said sale; second, to the payment of the Secured Indebtedness in such order as the Lender shall elect; third, the balance, if any, remaining after the full and final payment of the Secured Indebtedness, to Grantor or its assigns or as otherwise required by law.

Section 4.5. It is agreed that in any deed or deeds given by the Trustee or any substitute Trustee duly appointed hereunder, any and all statements of fact or other recitals therein made as to the identity of the holder of the Secured Indebtedness or as to the occurrence or existence of any default, or as to the acceleration of the maturity of the Secured Indebtedness or as to the request to sell, notice of sale, time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, or as to the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, as to any act or thing having been duly done by the holder or by the Trustee or any substitute Trustee, shall be taken by all courts of law and equity as prima facie evidence that the said statements or recitals state facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that the Trustee, or any substitute Trustee, may lawfully do in the premises by virtue hereof.

Section 4.6. In case the lien hereof shall be foreclosed by Trustee's sale or by judicial action, the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of the property purchased, and Grantor agrees, for Grantor and for all persons claiming under Grantor, that if Grantor or any such person shall hold possession of said property, or any part thereof, subsequent to foreclosure, Grantor or the parties so holding possession shall be considered as tenants at sufferance of the purchaser at foreclosure sale, and anyone occupying the property after demand for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

Section 4.7. It is agreed that the Lender or any other holder may be the purchaser of the Mortgaged Properties, or of any part thereof, at any sale thereof, whether such sale be under the power of sale hereinabove vested in the Trustee, or upon any other foreclosure of the lien hereof or otherwise, and the Lender or other holder so purchasing shall, upon any such purchase, acquire good title to the Mortgaged Properties so purchased, free of the lien of these presents.

Section 4.8. The rights and remedies hereinabove expressly conferred are cumulative of all other rights and remedies herein, or by law or in equity provided, and shall not be deemed to deprive the holder or Trustee of any such other legal or equitable rights or remedies, by judicial proceedings or otherwise, appropriate to enforce the conditions, covenants and terms of this Deed of Trust and of said notes, and the employment of any remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

Section 4.9. In the event of the death of said Trustee, his removal from Tarrant County, Texas, the termination, for whatever reason, of the Trustee's employment with Lender, or his failure, refusal or inability, for any reason, to make any such sale or to perform any of the trusts herein declared, then the Lender may appoint, in writing, a substitute Trustee, who shall thereupon succeed to all the estate, rights, powers and trusts herein granted to and vested in said Trustee. If the holder be a Lender or a corporation, such appointment may be made on behalf of such holder by any person who is then the president, account manager, or a vice president, or the cashier or secretary, of the holder. In the event of the death of any such substitute Trustee, the termination, for whatever reason, of the Trustee's employment with Lender, or his failure, refusal or inability to make any such sale or perform such trusts, successive substitute Trustees may thereafter, from time to time, be appointed in the same manner.

Section 4.10. If Grantor or Borrower should fail, refuse or be unable to pay any sum of money herein covenanted to be paid by, or fail, refuse or be unable to keep or perform any additional covenant or covenants whatsoever contained in this instrument, Lender may, but shall not be obligated to, pay said sums of money, or perform or attempt to perform any such covenant, and such payment so made or expense reasonably incurred in the performance or attempted performance of any such covenant shall be, and is hereby declared by Grantor to be, a part of the indebtedness secured hereby, and Grantor promises, upon demand, to pay to Lender, at the office of Lender at the address set forth herein, all sums so advanced or paid by Lender, with interest at the highest lawful permitted rate per annum from the date paid or incurred by Lender. No such payment by

Lender shall in any way be considered or constitute a waiver of any such default or of Lender's right to declare the indebtedness secured hereby at once due
and payable. In addition to the lien hereof, Lender shall be subrogated to all rights and liens securing the payment of any debt, claim, tax or assessment for the payment of which it shall have made such advance.

ARTICLE V
ASSIGNMENT OF PRODUCTION

Section 5.1. In order further to secure the payment of the Secured Indebtedness, Grantor does hereby TRANSFER, ASSIGN and CONVEY unto and in favor of Lender all of the interest of the Grantor in the Hydrocarbons, in and under, or which may be produced from, the Mortgaged Properties, or allocated thereto pursuant to pooling or unitization of the Leases or otherwise, together with all proceeds derived on and after the date of the execution of this Deed of Trust from the sale of such Hydrocarbons.

Section 5.2. The foregoing assignment is made upon, and subject to, the following terms and conditions:

(a) Lender shall have the right, exercisable at any time after the occurrence of an Event of Default, at its sole option, to give written notice to all of the parties producing, purchasing, taking, possessing or receiving any Hydrocarbons produced or to be produced from or allocated to the Mortgaged Properties, or having in their possession any such Hydrocarbons belonging to Grantor or such proceeds for which they or others are accountable to Lender by virtue of the provisions hereof, to hold and dispose of such Hydrocarbons for the account of Lender and to make payment of such proceeds direct to Lender at its principal office, and Lender shall thereafter receive, collect and retain, as part of the Mortgaged Properties, all such Hydrocarbons, all for the benefit and further security of the Secured Indebtedness.

(b) All parties producing, purchasing, taking, possessing, processing or receiving any such Hydrocarbons, or having in their possession any such Hydrocarbons or such proceeds for which they or others are accountable to Lender by virtue of the provisions hereof, are authorized and directed by Grantor, upon receipt of notice by Lender given pursuant to the above Section 5.2(a) to treat and regard Lender as the assignee and transferee of Grantor and entitled in its place and stead to receive such Hydrocarbons and proceeds; and such parties and each of them shall be fully protected in so treating and regarding Lender and shall be under no obligation to see to the application by Lender of any such proceeds received by it. Without in any way limiting the effectiveness of the authorization and direction in the next preceding sentence, if Grantor shall receive any such proceeds which under this Section 5.2(b) are receivable by Lender, Grantor will hold the same in trust and will remit such proceeds, or cause such proceeds to be remitted, immediately, to Lender.

(c) Without limiting the foregoing provisions of this Article V, Grantor stipulates that this Article V is intended to grant to Lender a security interest in Grantor's interest in the Hydrocarbons to be extracted from or attributable to the Mortgaged Properties, and in and to the proceeds resulting from the sale thereof at the wellhead.

Section 5.3. Grantor covenants and agrees and undertakes hereby, after the Lender shall have so requested, to cause all pipeline companies or other purchasers of the Hydrocarbons produced from the Mortgaged Properties to pay promptly to Lender at its principal office, Grantor's interest in the proceeds derived from the sale thereof, in accordance with the terms of this assignment, and forthwith to execute, acknowledge and deliver to said pipeline companies and other purchasers such further and proper division orders, transfer orders, certificates and other documents as may be necessary or proper to effect the intent of these presents; and Lender shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever. In addition, and without limitation, Grantor covenants and agrees, and undertakes hereby, to provide to Lender the name and address of every pipeline company or other purchaser of the oil, gas and other minerals produced from the Mortgaged Properties when determined, together with a copy of the applicable sales contracts. All expenses incurred by Lender in the collection of said proceeds shall be repaid promptly by Grantor; and prior to such repayment, such expenses shall be a part of the Secured Indebtedness.

Section 5.4. Without limitation upon any of the foregoing, Grantor hereby designates and appoints Lender as Grantor's true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Lender may from time to time prescribe), with full power and authority, for and on behalf of and in the name of Grantor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of Lender, be necessary or proper to effect the intent and purpose of this Article V; and Grantor shall be bound thereby as fully and effectively as if Grantor had personally executed, acknowledged and delivered any of the foregoing certificates or documents. The powers and authorities herein conferred on Lender may be exercised by Lender through any person who, at the time of exercise, is the president or a vice president of Lender, or who holds a similar position with Lender's authorized representative. The power of attorney conferred by this Section 5.4 is granted for valuable consideration and coupled with an interest and is irrevocable so long as the Secured Indebtedness, or any portion thereof, shall remain unpaid. All persons dealing with Lender, or any substitute, shall be fully protected in treating the powers and authorities conferred herein as continuing in full force and effect until advised by Lender that the Secured Indebtedness is fully and finally paid.

Section 5.5. Lender shall never be under any obligation to enforce the collection of the funds assigned to it hereunder, nor shall it ever be liable for failure to exercise diligence in the collection of such funds, but it shall only be accountable for the sums that it shall actually receive.

Section 5.6. Should any pipeline company or other purchaser now or hereafter purchasing said production fail to make payment promptly to Lender of the proceeds derived from the sale thereof, Lender shall have the right to change the connection of any such pipeline company, or other purchaser, and designate some other pipeline company, or other purchaser, to purchase and take such production, without liability on Lender in making such selection, so long as ordinary care is used in respect thereof; and should Grantor, its heirs, personal representatives, and assigns fail to consent to such connection, Lender may accelerate the maturity of the indebtedness hereby secured.

Section 5.7. The proceeds accruing to the Mortgaged Properties, received by Lender, shall be applied by it when so received toward payment of the Secured Indebtedness, in accordance with Section 4.4.

Section 5.8. Notwithstanding such provision for application of proceeds, it is agreed that Lender shall have the right, at its election, from time to time, to apply any portion or all of said proceeds to the payment of any of the taxes levied and assessed against the Mortgaged Properties, insurance premiums, liens, bills for labor and material furnished for use upon the

Mortgaged Properties, costs, and expenses, including attorney fees incurred by Lender in the defense of any action affecting the title to the Mortgaged Properties, or the production therefrom, or any judgment rendered against Lender upon any claim arising out of the receipt, or application in accordance herewith, of any such proceeds in the event Grantor should fail to make such payments, or any of them, promptly after demand made by Lender upon Grantor so to do. Lender shall have the right, at its election, to release or deliver to Grantor all or any portion of such proceeds, received by it, to the end that Grantor may receive funds with which to pay for the operating, equipping and developing of the Mortgaged Properties, or any well or wells thereon. No funds so released or paid to Grantor shall, in any event, be considered to have been applied upon the Secured Indebtedness.

ARTICLE VI
SECURITY AGREEMENT AND FINANCING STATEMENT

Section 6.1. With respect to all Wells, Contract Rights, Hydrocarbons, Fixtures and Personal Property constituting a part of the Mortgaged Properties, this Deed of Trust shall also be a security agreement and financing statement, and for a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of further securing payment and performance of the Secured Indebtedness, Grantor hereby grants to Lender a security interest in all such Wells, Contract Rights, Hydrocarbons, Fixtures, and Personal Property. Grantor represents and warrants that, except for any financing statement now in force filed by Lender, no financing statement covering the said collateral, or any part thereof, has been filed with any filing officer, and no other security interest now in force has attached or been perfected in the said collateral, or in any part thereof.

THE ABOVE GOODS WHICH ARE TO BECOME FIXTURES WILL BE LOCATED ON THE REAL ESTATE COVERED BY THE LEASES. THE ABOVE MINERALS OR THE LIKE (INCLUDING OIL AND GAS) OR ACCOUNTS WILL BE FINANCED AT THE WELLHEAD(S) OR MINEHEAD(S) OF THE WELL(S) OR MINE(S) LOCATED ON THE REAL ESTATE COVERED BY THE LEASES.

Grantor shall execute and deliver to Lender such security agreements, financing statements and other documents and instruments and do such other things as Lender may reasonably request or deem necessary in order to perfect and maintain the security interest created hereunder. Grantor hereby authorizes Lender to file a financing statement describing the Wells, Contract Rights, Hydrocarbons, Fixtures, and Personal Property and other collateral described herein.

Section 6.2. This instrument may be presented to a filing officer under the Uniform Commercial Code to be filed as a nonstandard financing statement covering all personal property of any kind or character defined in and subject to the provisions of the Uniform Commercial Code, including oil, gas and other minerals and fixtures. WHETHER OR NOT THIS INSTRUMENT IS SEPARATELY PRESENTED AS A FINANCING STATEMENT, THIS INSTRUMENT SHALL CONSTITUTE A FINANCING STATEMENT WHEN FILED OF RECORD IN THE REAL ESTATE RECORDS.

ARTICLE VII
MISCELLANEOUS

Section 7.1. Upon the full and final payment and satisfaction of the Secured Indebtedness and the termination of all of Lender's commitments (if any) to Grantor and Borrower under the Notes and Agreementthe lien of this Deed of Trust shall be extinguished and be of no further force and effect; and the Mortgaged Properties shall become wholly free and clear hereof and all of the property as assigned hereby shall be automatically reassigned to Grantor without any further act being required; and the holder, upon the request and at the expense of Grantor, shall promptly deliver to Grantor such instruments evidencing the Secured Indebtedness, marked "PAID", and execute and deliver to Grantor and others a release of this instrument and such other instruments of satisfaction as may be appropriate.

Section 7.2. The rights, titles, interests, liens and powers hereunder are cumulative of each other and of all other rights, titles, interests, liens and powers which may now or hereafter exist to secure the payment of the Secured Indebtedness to the holder, or any part thereof. The security herein and hereby provided shall not affect or be affected by any other or further security heretofore or hereafter taken for the indebtedness of Grantor to the holder, or any part thereof. Grantor, for Grantor and Grantor's successors, and for any and all persons ever claiming any interest in the Mortgaged Properties, hereby waives all rights of marshaling in event of foreclosure of the lien hereby created. No failure to exercise and no delay in exercising on the part of the holder any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The holder shall, at all times, have the right to release any part of the property now or hereafter subject to the lien hereof or any part of the proceeds of production or other income herein or hereafter assigned or pledged or any other security it now has or may hereafter have securing the Secured Indebtedness, without releasing any other part of said property, proceeds or income, and without affecting the lien hereof as to the part or parts of the Mortgaged Property not so released, or the right to receive future proceeds and income.

Section 7.3. No provision herein or in any promissory note, instrument, or any other loan document executed by Grantor evidencing the Secured Indebtedness shall require the payment or permit the collection of interest in excess of the highest non-usurious rate permitted by applicable law. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other loan document, the provisions of this paragraph shall govern, and Grantor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to the usury laws now in force, all promissory notes, instruments and other loan documents executed by Grantor evidencing the Secured Indebtedness shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

Section 7.4. For all purposes of this instrument, the post office or mailing addresses of Grantor and Lender shall be as set forth in the Agreement:

Section 7.5. These presents shall be binding upon Lender and Grantor's successors, and shall inure to the benefit of the holder, and the holder's successors and assigns, and shall be covenants running with the land.

Section 7.6. In the event that any one or more of the provisions contained in this instrument shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 7.7. In addition to the real and personal properties, rights, titles, interests, and estates described or to which reference is made in sub-sections (a) through (g), inclusive, in the description of the Mortgaged Properties above, if Grantor currently owns or hereafter acquires an interest in any other oil, gas, or other mineral interest (including, but not limited to, any and all leasehold interests, working, interests, overriding royalty interests, participating and non-participating royalty interests, net profits interests, production payment interests, unleased mineral interests, and any other interest in minerals) in any of the counties set forth on the cover page of this instrument or in the preface to the Exhibit "A" that is attached hereto (collectively, the "Subject Counties"), the title to which either currently or hereafter stands in Grantor's name, Grantor does grant, bargain, sell, assign, transfer and convey that interest to the Trustee, for the benefit of the Lender. Grantor specifically affirms that it intends that any such interest is to be included within the definition of the Mortgaged Properties, and further intends to convey to the Trustee, for the benefit of the Lender, as a part of the Mortgaged Properties, every possible present interest that Grantor has to any oil, gas, or mineral property located in any of the Subject Counties, whether actually or properly described herein or not, and all of said oil, gas, and mineral interests are covered and included herein as fully in all respects as if they had been actually and properly described herein. In light of the decision in *J. Hiram Moore, Ltd. v. Greer, 172 S.W.3d 609* (Tex. 2005), Grantor intends for this Section, when read in conjunction with the entirety of this instrument, to clearly express Grantor's intentions beyond a reasonable level of certainty. Grantor does not intend to limit the oil, gas, and mineral interests in lands identified by this provision to small pieces or strips of land that may exist without the knowledge of any one of the parties to this instrument by reason of incorrect surveying, careless location of fences or other mistakes. Rather, Grantor specifically intends for this Deed of Trust to include all oil, gas, and mineral interests in those lands owned by Grantor in the Subject Counties, including specifically any oil, gas, or mineral interest that Grantor may own in any such county, whether actually and properly described herein or not.

Section 7.8. This instrument shall be governed by and construed in accordance with the laws of the State of Texas.

Section 7.9. The effective date of the assignment contained in Article V is the date of execution of this Deed of Trust at 7:00 o'clock a.m.

EXECUTED as of the 20th day of May, 2008.

GRANTOR:

CHARLES HILL DRILLING, INC.
(a/k/a Charles L. Hill Drilling, Inc.)
a Nevada corporation

By: ______________________________
Charles Hill, President

THE STATE OF TEXAS §
§
COUNTY OF DALLAS §

The foregoing instrument was acknowledged before me this __ day of May, 2008 by Charles Hill, President of Charles Hill Drilling, Inc. (a/k/a Charles L. Hill Drilling, Inc.), a Nevada corporation, on behalf of said corporation.

____
Notary Public, State of Texas

[PERSONALIZED SEAL]

H:\HD Special Situations, LP\DeedofTrust.doc

Exhibit "A"

To that certain
DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, AND FINANCING STATEMENT

By
CHARLES HILL DRILLING, INC.
(a/k/a Charles L. Hill Drilling, Inc.)
a Nevada corporation
(GRANTOR)

To
J. PATRICK MURPHY, Trustee

for the benefit of
HD SPECIAL-SITUATIONS, LP
(LENDER)

Oil and Gas Leases

County	State	Lessor(s)	Lessee	Date of Lease	Lands Covered	Recorded
Stephens	Texas	Roy L. Harris, et al	Thomas C. Canan	9/16/1974	Part of the NE/4 of Section 56, Block 6, T&P Ry. Co. Survey, and being the 40.00 acre proration unit surrounding the Harris Heirs No. 1 Well located 660' FWL and 660' FSL of the NE/4 of said Section 56	Volume 405, Page 246, Official Records
Stephens	Texas	Gary Snapp	Stephen Fambrough	3/28/2007	38.9 acres out of the NW corner of the SE/4 of Section 37, Block 6, T&P RR Co. Lands described by metes and bounds as follows: Beginning at a point 937 varas, N 5 W and 457 varas S 84 W of the SE corner of Section 37, Block 6, T&P RR Co. Lands; THENCE S 84 W 433 varas to corner; THENCE S 5 D 105 varas to corner; THENCE S 84 W 40 varas to corner; THENCE S 5 E 368 varas to corner; THENCE N 84 E 473 varas to corner; THENCE N 5 W 473 varas to the PLACE OF THE BEGINNING.	Volume 1923, Page 30, Official Records
Stephens	Texas	J.C. Flournoy, Jr. and Edith E. Flournoy	Charles L. Hill Drilling, Inc.	6/24/2005	The Northeast one-fourth (NE/4) of Section 38, Block 6, T & P RR Company Survey, Abstract 2506, containing 160 acres, more or less	Volume 1773, Page 145 Official Records
Stephens	Texas	Jay & Kathy Marcom	Charles L. Hill Drilling, Inc.	4/12/2007	NE/4 of Section 75, Block 6, TPR Abstract 289, consisting of 160 acres, more or less; and W/2 of Section 75, Block 6, TPR Abstract 289 consisting of 320 acres, more or less	Volume 1923, Page 32, Official Records, Addendum to such lease filed separately at Volume 1923, Page 35

County	State	Lessor(s)	Lessee	Date of Lease	Lands Covered	Recorded
Stephens	Texas	Ruth Tate Smalley, Frederick J. Smalley Jr., Samuel J. Harris, Claudia Kay Harris Cook, Jan Shaw McCoy, Susie Shaw Kesler, Royce E. Morton, Samuel D. Turner, Roy L. Harris, Danny Newnham, Jerry Newnham, and Lilburn A. Baker	Charles L. Hill Drilling, Inc.	5/16/2007	N/2 of the S/2 of Section 31, Block 6, T & P Ry Co. Land, containing 160 acres, more or less, SAVE AND EXCEPT the following described 20 acre tract of land: Beginning at a point in the East line of said Section 31, being North 04 deg. 51 min. 00 sec. West 1697.0 ft. from a 60Od nail found in a County Road and being the Southeast corner of said Section 31; Thence South 85 deg. 05 min. 49 sec. West 1742.4 ft.; Thence North 04 deg. 51 min. 00 sec. West 500.0 ft.; Thence North 85 deg. 05 min. 49 sec. East 1742.4 ft. to point in East line of the said Section; Thence South 04 deg. 51 min. 00 sec. East 500.0 ft. with East line of said Section to the place of the beginning	Volume 1930, Page 638, Official Records
Stephens	Texas	Ruth Tate Smalley, Frederick J. Smalley Jr., Samuel J. Harris, Claudia Kay Harris Cook, Jan Shaw McCoy, Susie Shaw Kesler, Royce E. Morton, Samuel D. Turner, Roy L. Harris, Danny Newnham, Jerry Newnham, and Lilburn A. Baker	Charles L. Hill Drilling, Inc.	11/10/2006	FIRST TRACT: SE/4 of Section 37, Block 6, T. & P. R.R. Co. Survey containing 160 acres, more or less, SAVE AND EXCEPT Tract 1 consisting of 38.9 acres and Tract 2 consisting of 24.31 acres described in cause no. 7530, District Court of Stephens County, Texas and the SW/4 of Section 38, Block 6, T. & P. R.R. Co. Survey containing 160 acres, more or less. SECOND TRACT: NE/4 of Section 56, Block 6, T. & P. R.R. Co. Survey, covering 160 acres, more or less, SAVE AND EXCEPT 40 acres in the form of a square around the Roy L. Harris No. 1 Well.	Volume 1864, Page 54, Official Records
Stephens	Texas	Ruth Tate Smalley, Frederick J. Smalley Jr., Samuel J. Harris, Claudia Kay Harris Cook, Jan Shaw McCoy, Susie Shaw Kesler, Royce E. Morton, Samuel D. Turner, Roy L. Harris, Danny Newnham, Jerry Newnham, and Lilburn A. Baker	Charles L. Hill Drilling, Inc.	7/15/2007	All of Section 61, Block 6, T&P Ry Co. Lands containing 640 acres, more or less	Volume 1930, Page 647, Official Records

Those certain leases known as the Strobel Lease, the Broyles Lease and the Edwards Lease attached as Exhibit A to that certain Assignment of Oil and Gas Lease and Bill of Sale by K&S Petroleum Company in favor of Charles L. Hill Drilling, Inc. dated and effective as of October 1, 2007, recorded on October 2, 2007 as Document Number 02703581, Official Records, Eastland County, Texas, and covering the following lands located in Eastland County, Texas:

(Strobel Lease) 200 acres of land in Section 111, Block 3, H&TC RR Company lands

(Broyles Lease) 356 acres of land out of Section 111, Block 3, H&TC RR Company lands

(Edwards Lease) SW/4 of Section 128, Block 3, Houston and Texas Railway Company

Wells

Lease/Well Name	Operator	Location	County	State	Working Interest	Net Revenue Interest
FLOURNOY LEASE	CHARLES HILL DRILLING INC.	T&P RR CO 341	STEPHENS	TX	100.0000 %	81.2500 %
STROEBEL C W 37	CHARLES HILL DRILLING INC.	H&TC 183	EASTLAND	TX	100.0000 %	76.0000 %
HARRIS HEIRS 1	CHARLES HILL DRILLING INC	T&P	STEPHENS	TX	100.0000 %	81.2500 %
MARCOM LEASE	CHARLES HILL DRILLING INC.	T&P 2506	STEPHENS	TX	75.0000%	61.0000 %
LEA LEASE	CHARLES HILL DRILLING INC.	T&P RR CO 341	STEPHENS	TX	100.0000 %	81.2500 %
STROEBEL C W 20	CHARLES HILL DRILLING INC.	H&TC 183	EASTLAND	TX	100.0000 %	76.0000 %
MARCOM 1	CHARLES HILL DRILLING INC.	T&P 2506	STEPHENS	TX	75.0000%	61.0000 %
FLOURNOY A 11	CHARLES HILL DRILLING INC.	T&P 2506	STEPHENS	TX	100.0000 %	81.2500 %
LEA 5	CHARLES HILL DRILLING INC.	T&P RR CO 341	STEPHENS	TX	100.0000 %	81.2500 %
LEA 6	CHARLES HILL DRILLING INC.	T&P RR CO 341	STEPHENS	TX	100.0000 %	81.2500 %
EDWARDS O 2	CHARLES HILL DRILLING INC.	H&TC	EASTLAND	TX	100.0000 %	81.2500 %
BROYLES J N 8	CHARLES HILL DRILLING INC.	H&TC 183	EASTLAND	TX	100.0000 %	81.2500 %
FLOURNOY B B4	CHARLES HILL DRILLING INC.	T&P RR CO 341	STEPHENS	TX	100.0000 %	81.2500 %